RPC Contact: Kristine Szarkowitz Director-Investor Relations kszarkowitz@radient-pharma.com (Tel :) 206.310.5323

RADIENT PHARMACEUTICALS RECEIVES NYSE AMEX NOTICE OF
DELISTING FOR NON-COMPLIANCE

(TUSTIN, CA) January 26, 2011/Marketwire –Radient Pharmaceuticals Corporation (NYSE Amex: RPC), a US-based company specializing in the research, development, and international commercialization of In Vitro Diagnostic cancer tests, announced today the Company received a notice dated January 25, 2010 from the NYSE Amex (“Exchange”) advising that as of January 25, 2011, RPC remains non-compliant with Section 1003(a)(iv), and Sections 1003(a)(i), 1003(a)(ii), 1003(a)(iii) and 704  of the Exchange’s continued listing standards. Therefore, RPC’s securities are subject to delisting from the Exchange.

Based on recent operational progress, RPC intends to appeal the delisting determination and is seeking an oral hearing before the Exchange’s Listing Qualifications Panel (the "Panel") to make such appeal. Pursuant to the Exchange’s Company Guide, such hearing should occur within 45 days of the date our request for such hearing is filed, which will be on or before February 1, 2011.

The request for appeal is expected to stay any action with respect to the Amex’s Determination to prohibit the continued listing of RPC’s securities and allow the continued listing of RPC’s common stock on NYSE Amex until the Amex decides the suspension of trading is in the public’s best interest or after the hearing when the Panel renders its decision.  At the hearing, RPC intends to provide additional details on the original plan RPC submitted to the Exchange on January 22, 2010 to gain compliance.  The Company will also present its latest operational progress report, the milestones achieved, and request the Panel allow RPC additional time within which to regain compliance and maintain a listing on the Exchange. There can be no assurance that the Panel will grant the Company's request for continued listing on the NYSE Amex.

Operational Status
Radient Pharmaceuticals will continue its normal course of business operations notwithstanding the status of the Amex listing.  As referenced in its January 10, 2011 press release related to the AMEX approval of various debt for equity exchanges, the Company currently has converted or exchanged approximately $16.6 million in debt, interest, and penalties, and anticipates converting or exchanging approximately an additional $8 million in debt during the first quarter of 2011. After these conversions and exchanges, the Company will have approximately $21 million in shareholder’s equity. It should also be noted that, as of January 26, 2011, RPC has approximately 88 million shares outstanding, and the Company is hopeful it can complete additional financings in the first quarter 2011. RPC believes the debt for equity exchanges, progress towards meeting milestones, combined with the anticipated financing will enable RPC to regain compliance with AMEX listing requirements.

RPC Contact Information:
For additional information on Radient Pharmaceuticals, ADI and its portfolio of products visit the Company’s corporate website at www.radientpharma.com. For Investor Relations information contact Kristine Szarkowitz at IR@RadientPharma.com or 1.206.310.5323.

About Radient Pharmaceuticals:
Headquartered in Tustin, California, Radient Pharmaceuticals is dedicated to saving lives and money for patients and global healthcare systems through the deployment of its FDA-cleared In Vitro Diagnostic Onko-Sure® Test Kits for colon-rectal cancer recurrence monitoring. The company’s focus is on the discovery, development and commercialization of unique high-value diagnostic tests that help physicians answer important clinical questions related to early disease-state detection, treatment strategy, and the monitoring of disease progression or recurrence. To learn more about our company, products, and potentially life-saving cancer test, visit www.radient-pharma.com.

Forward-Looking Statements:
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this document include certain predictions and projections that may be considered forward-looking statements under securities law. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of joint venture partners, as well as other economic, competitive and technological factors involving the Company’s operations, markets, services, products, and prices. With respect to Radient Pharmaceuticals Corporation, except for the historical information contained herein, the matters discussed in this document are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements.

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